UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	February 19, 2007

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1301 E. 9th Street, Suite 1300, Cleveland, Ohio	44114

(Address of principle executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(216) 706-9250

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 REGISTRANT’S BUSINESS AND OPERATIONS
ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     LESCO, Inc., an Ohio corporation (the “Company”), has entered into an Agreement and Plan of Merger, dated February 19, 2007 (the “Merger Agreement”), with Deere & Company, a Delaware corporation (“Parent”), and Deere Merger Sub, Inc., an Ohio corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (hereinafter sometimes referred to as the “Surviving Corporation”).
     Pursuant to the Merger Agreement, at the effective time of the Merger, each outstanding common share, without par value (collectively, the “Common Shares”), of the Company will be converted into the right to receive $14.50 in cash (the “Merger Consideration”). Each outstanding option to purchase Common Shares, whether vested or unvested, will become fully vested and will be converted into the right to receive an amount in cash equal to the product of: (x) the total number of Common Shares represented by the option and (y) the excess, if any, of the Merger Consideration over the exercise price per share of the option, less tax withholdings. In addition, each award of restricted Common Shares will become fully vested and will be converted into the right to receive the Merger Consideration. Each deferred compensation unit held by directors or former directors will become fully vested and will entitle the holder thereof to receive an amount in cash equal to the Merger Consideration in respect of each Common Share underlying the particular unit, less tax withholdings.
     The Company, Parent and Merger Sub have made customary representations, warranties and covenants in the Merger Agreement, including, among others, the Company making covenants not to solicit alternative transactions or, subject to certain exceptions, participate in discussions relating to an alternative transaction or furnish non-public information relating to an alternative transaction.
     Holders of common shares of the Company will be asked to vote on the proposed transaction at a special meeting that will be held on a date to be announced. The Merger is conditioned on, among other things, the adoption of the Merger Agreement by the Company’s shareholders, regulatory approvals and the absence of a change having a material adverse effect with respect to the Company between the date of the Merger Agreement and closing. Availability of financing for the Merger is not a condition to Parent’s and Merger Sub’s obligations to close. The parties currently expect that the Merger will be completed during the second calendar quarter of 2007.
     The Merger Agreement contains certain termination rights for both Parent, on the one hand, and the Company, on the other. In the event that (i) any person makes a bona fide proposal or offer for an alternative acquisition (as defined in the Merger Agreement), (ii) the Merger Agreement is terminated (a) by either Parent or the Company because the closing has not occurred on or before November 19, 2007 or because shareholder approval is not obtained or (b) by Parent based on a breach of the Merger Agreement by the Company and (iii) within 12 months of the date of such termination the Company enters into an agreement providing for, and during such 12 month period or thereafter consummates, an alternative acquisition, the Company will pay to Parent a termination fee of $4,800,000 (the “Termination Fee”).
     If the Merger Agreement is terminated by Parent because the board of directors of the Company (i) withdraws or modifies in a manner adverse to Parent its recommendation to the Company’s shareholders that they approve and adopt the Merger Agreement and the transactions contemplated thereby, (ii) recommends or approves, or fails to recommend against, or take a neutral position with respect to, any alternative acquisition proposal, (iii) determines that an alternative acquisition proposal constitutes a superior proposal (as defined in the Merger Agreement), (iv) resolves to do any of the foregoing or (v) fails to reaffirm its recommendation to the Company’s shareholders that they approve and adopt the Merger Agreement and the transactions contemplated thereby within five business days of receipt of a written request to do so by Parent which request is made after any person makes a proposal for an alternative acquisition, the Company will pay to Parent the Termination Fee.
     In addition, if the Merger Agreement is terminated by the Company in order to accept an alternative acquisition agreement with respect to a superior proposal, the Company will pay to Parent the Termination Fee.

     The Merger Agreement is attached as Exhibit 2.1 hereto and is incorporated by reference herein. A press release issued February 19, 2007 relating to the Merger Agreement and the Merger is attached as Exhibit 99.1 hereto and incorporated by reference herein. The foregoing description of the Merger Agreement and the Merger is qualified in its entirety by reference to Exhibit 2.1.
SECTION 5 CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS
     On February 19, 2007, the Company adopted the LESCO, Inc. Employment Retention Plan (the “Retention Plan”). The Retention Plan replaces the Amended and Restated Retention Agreements the Company previously had with certain of its key employees. The Retention Plan provides certain of the Company’s employees, as selected by the board of directors of the Company (the “Participants”), with incentives to continue employment with the Company in the event of a change in control of the Company. The Retention Plan provides that each Participant will enter into an individual Employment Retention Agreement with the Company pursuant to which certain other benefits may be provided (the “Retention Agreements” and each, a “Retention Agreement”). The Retention Plan provides that if within a specified period following a change in control (as defined in the Retention Plan and which definition includes the Merger), (i) the Participant’s employment is terminated by the Company other than “for cause” (as defined in the Retention Plan), (ii) the Participant’s employment is terminated by the Participant for “good reason” (as defined in the Retention Plan) or (iii) the Participant’s employment is terminated due to his or her death or “disability” (as defined in the Retention Plan) (collectively, with clauses (i) and (ii), “Termination”) then, with certain exceptions, the Company will provide the following to the Participant:
•	a payment equal to the Participant’s annual base salary that has accrued, but not yet been paid, through the date of termination;

•	any compensation previously deferred by the Participant (to the extent permitted by the plan under which such amounts were deferred) and any accrued vacation pay, in each case to the extent not previously paid;

•	reasonable outplacement services, as incurred, for the twelve month period following the date of termination (not to exceed the greater of 20% of the Participant’s annual base salary or $25,000);

•	severance benefits payable to the Participant as set forth in the Participant’s individual Retention Agreement;

•	to the extent the Participant holds options to purchase Common Shares, an amount equal to the excess of the fair market value over the option exercise price of Common Shares that are subject to such options, whether or not exercisable at that time;

•	to the extent the Participant holds other long-term stock incentive awards, such awards will fully vest and all applicable restrictions or conditions will lapse, and the Participant shall be paid an amount equal to the excess of the fair market value over the specified value of the award; and

•	continuing medical, dental and vision benefits for the period set forth in the Participant’s Retention Agreement (“Continuing Benefits”); provided however, that if the Participant becomes re-employed with a different employer and is eligible to receive medical, dental or vision benefits under another employer-provided plan, the Continuing Benefits will cease.
     Participants will begin receiving the benefits described above within thirty days of Termination following a change in control, unless such payments must be deferred for six months in order to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”).

     In connection with the Retention Plan, on February 19, 2007, the Company entered into Retention Agreements with each Participant, including Jeffrey L. Rutherford, Bruce K. Thorn, Michael A. Weisbarth and Kathleen M. Minahan (the “Executives”). Under the Retention Agreements, upon Termination within a specified period following a change in control, the Company will provide the following to each Executive (in addition to the benefits set forth in the Retention Plan and as explained above):
•	in the case of Mr. Rutherford, an amount equal to the product of three times the sum of (1) his annual base salary, plus (2) $225,000, and Continuing Benefits for three years following his Termination;

•	in the case of Mr. Thorn, an amount equal to the product of two times his annual base salary and Continuing Benefits for two years following his Termination;

•	in the case of Mr. Weisbarth and Ms. Minahan, an amount equal to the product of one and one half times his or her annual base salary and Continuing Benefits for eighteen months following his or her Termination; and

•	an amount equal to the maximum yearly contribution the Company could make to the Executive’s account in the LESCO, Inc. Salary Savings Plan and Trust, based on the amount contributed to such retirement plan by the Executive during the year of Termination.
     The Company will pay the amounts set forth above to the Executive in one lump sum payment within thirty days of Termination following a change in control, unless such payments must be deferred for six months in order to comply with Code Section 409A. Executives’ Continuing Benefits will be paid for the period specified above, unless the Executive is re-employed with a different employer and, as a result, becomes eligible for medical, dental or vision benefits, in which case, such Executive’s Continuing Benefits will end.
     Except for Mr. Rutherford’s Retention Agreement, the payments provided pursuant to the Retention Agreements are subject to aggregate payment limitations to avoid the adverse tax consequences of Section 280G of the Code for the Company and the Executive. Mr. Rutherford’s Retention Agreement provides for an additional payment or payments (a “Gross-Up”) to Mr. Rutherford for excise and related taxes in the event that any portion of the amounts payable or made available to Mr. Rutherford under the Retention Plan or Retention Agreement constitute “excess parachute payments,” as defined in Section 280G of the Code. If a Gross-Up is required, the amount paid to Mr. Rutherford will equal an amount necessary to place Mr. Rutherford in the same after-tax position he would have been had no such excise taxes or assessments been imposed under Section 280G of the Code on the amounts payable under the Retention Plan or Retention Agreement.
     The Retention Plan and the Retention Agreements with each of Mr. Rutherford, Mr. Thorn, Mr. Weisbarth and Ms. Minahan are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, respectively and are incorporated by reference herein. The foregoing description of the Retention Plan and the Retention Agreements is qualified in its entirety by reference to Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5.
SECTION 8 OTHER EVENTS
ITEM 8.01 OTHER EVENTS
     On February 19, 2007, the Company issued a press release announcing the proposed transaction, which is furnished as Exhibit 99.1 hereto.
CAUTIONARY STATEMENTS
     The Merger Agreement and related agreements have been included in this report to provide investors with information regarding their terms. Except for their status as the contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described in this report, the agreements are not intended to be a source of factual, business or operational information about the parties thereto.

     The representations, warranties, covenants and agreements made by the parties to the agreements are made as of specific dates and are qualified and limited, including by information in disclosure schedules that the parties exchanged in connection with the execution of such agreements. Moreover, certain of the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders. Representations and warranties may be used as a tool to allocate risks between the parties to the agreements, including where the parties do not have complete knowledge of all facts. Investors are not third-party beneficiaries under the agreements and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or its subsidiaries.
     This report is being made in respect of a proposed merger transaction involving the Company, Parent and Merger Sub. In connection with the transaction, the Company will file with the SEC a proxy statement on Schedule 14A and other documents concerning the proposed transaction as soon as practicable. Before making any voting or investment decision, shareholders are urged to read these documents carefully and in their entirety when they become available because they will contain important information about the proposed transaction.
     The final proxy statement will be mailed to the Company’s shareholders. In addition, the proxy statement and other documents will be available free of charge at the SEC’s Internet Web site, www.sec.gov. When available, the proxy statement and other pertinent documents also may be obtained for free at the Company’s web site, www.lesco.com.
     The Company and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from the Company’s shareholders with respect to the Merger. Information regarding the Company’s executive officers and directors is set forth in the Company’s proxy statement filed with the SEC on April 7, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities, holdings or otherwise, will be set forth in the proxy statement and other material to be filed with the SEC in connection with the proposed transaction.
SECTION 9 FINANCIAL STATEMENTS AND EXHIBITS
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(c) Exhibits
       2.1  Agreement and Plan of Merger, dated as of February 19, 2007, among LESCO, Inc., Deere & Company and Deere Merger Sub, Inc.
     10.1  LESCO, Inc. Employment Retention Plan.
     10.2  Employment Retention Agreement, dated February 19, 2007, between the Company and Jeffrey L. Rutherford.
     10.3  Employment Retention Agreement, dated February 19, 2007, between the Company and Bruce K. Thorn.
     10.4  Employment Retention Agreement, dated February 19, 2007, between the Company and Michael A. Weisbarth.
     10.5  Employment Retention Agreement, dated February 19, 2007, between the Company and Kathleen M. Minahan.
     99.1  LESCO, Inc. press release announcing proposed transaction dated February 19, 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC.
	By:	/s/ Jeffrey L. Rutherford
Jeffrey L. Rutherford
Dated: February 20, 2007		Chief Executive Officer